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                                                                  EXHIBIT 10.38


                            THE EDISON PROJECT INC.


                        SERIES F SUBSCRIPTION AGREEMENT


         This Agreement dated as of June 4, 1999 is entered into by and among The Edison Project Inc., a Delaware corporation (the "Company"), and the individuals and entities listed on Exhibit A hereto (the "Purchasers").

         In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1.   Authorization and Sale of Shares.

              1.1 Authorization. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 4,757,476 shares of its Series F Convertible Preferred Stock, $.01 par value per share (the "Series F Preferred"), and 800,000 shares of its Non-Voting Series G Convertible Preferred Stock, $.01 par value per share (the "Series G Preferred"), each having the rights, restrictions, privileges and preferences set forth in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit B (the "Certificate"). The Company has, or before the Closing (as defined below) will have, adopted and filed the Certificate with the Secretary of State of the State of Delaware.

              1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to each of the Purchasers, and each of the Purchasers will purchase, the number of shares of Series F Preferred and/or Series G Preferred set forth opposite such Purchaser's name on Exhibit A for the purchase price of $6.15 per share (the "Purchase Price"). All of the shares of Series F Preferred and Series G Preferred being sold by the Company under this Agreement are referred collectively to as the "Shares." The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale.

              1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for general corporate purposes. No portion of such proceeds will be used (a) to purchase stock in, provide capital to, or repay any indebtedness incurred for the purpose of investing in, a company licensed under the Small Business Investment Act of 1958, as amended (the "Small Business Investment Act"), (b) to acquire realty or to discharge an obligation relating to the prior acquisition of realty

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(except that a portion of the proceeds may be used (i) to acquire an existing property, provided that at least 51% of the usable square footage of such property will be used for an eligible business purpose and (ii) to build or renovate a building, provided that at least 67% of the usable square footage of such property will be used for an eligible business purpose), (c) outside the United States (except to acquire abroad materials and equipment or property rights for use or sale in the United States), or (d) for any purpose contrary to the public interest (including but not limited to activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of Section 107.720 of the United States Code of Federal Regulations.

         2. The Closing. The closing (the "Closing") of the sale and purchase of the Shares under this Agreement shall take place at the offices of Hale and Dorr LLP, The Willard Office Building, 1455 Pennsylvania Avenue, N.W., Washington, D.C. at 9:00 a.m. on June 4, 1999, or at such other time, date and place as are mutually agreeable to the Company and the Purchasers, but in no event later than June 11, 1999. At the Closing, the Company shall deliver to each of the Purchasers one or more certificates for the number of Shares being purchased at the Closing by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the Purchase Price, by wire transfer, check, cancellation of indebtedness or other method acceptable to the Company. The date of the Closing is hereinafter referred to as the "Closing Date." If at the Closing any of the conditions specified in Section 5 shall not have been fulfilled, each of the Purchasers shall, at his, her or its election, be relieved of all of his, her or its obligations under this Agreement without thereby waiving any other rights he, she or it may have by reason of such failure or such non-fulfillment.

         3. Representations of the Company. Except as disclosed by the Company in Exhibit C hereto, the Company hereby represents and warrants to each of the Purchasers that the statements contained in this Section 3 are true, complete and correct as of the date hereof.

              3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement and the Shareholders' Agreement (as defined below) (together, the "Transaction Agreements") and to carry out the transactions contemplated by the Transaction Agreements. The Company is duly qualified to do business in every jurisdiction in which the failure so to qualify would have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Company (a "Company Material Adverse Effect"). The Company has at all times complied with all provisions of its Amended



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and Restated Certificate of Incorporation, as amended, and By-laws and is not in default under, or in violation of, any such provision.

              3.2 Capitalization. The authorized capital stock of the Company (immediately prior to the Closing) consists of 185,224,232 shares consisting of
(A) 107,293,178 shares of Common Stock, par value $.01 per share (the "Common Stock"), consisting of: (i) 97,466,145 shares of Series A Common Stock, par value $.01 per share (the "Series A Common Stock"), of which 6,214,704 shares are issued and outstanding, of which 68,104,028 are reserved for the conversion of the Preferred Stock (as defined below) and of which 23,147,413 shares have been reserved for issuance pursuant to outstanding stock options and outstanding warrants of the Company; (ii) one share of Series B Common Stock, par value $.01 per share, which one share is issued and outstanding; (iii) one share of Series C Common Stock, par value $.01 per share, which one share is issued and outstanding; (iv) one share of Series D Common Stock, par value $.01 per share, which one share is issued and outstanding; (v) one share of Series E Common Stock, par value $.01 per share, which one share is issued and outstanding; (vi) one share of Series F Common Stock, par value $.01 per share, which one share is issued and outstanding; (vii) one share of Series G Common Stock, par value $.01 per share, which one share is issued and outstanding;
(viii) one share of Series H Common Stock, par value $.01 per share, which one share is issued and outstanding; and (ix) 9,827,026 shares of Non-Voting Common Stock, par value $.01 per share, of which no shares are issued and outstanding, and (B) 77,931,054 shares of Preferred Stock, par value $.01 per share, consisting of: (i) 31,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of which 30,294,435 shares are issued and outstanding; (ii) 1,010,101 shares of Series B Convertible Exchangeable Preferred Stock, par value $0.01 per share, of which 1,010,101 shares are issued and outstanding; (iii) 6,258,608 shares of Series C Convertible Exchangeable Preferred Stock, par value $0.01 per share, of which 6,258,608 shares are issued and outstanding; (iv) 25,077,843 shares of Series D Convertible Preferred Stock par value $0.01 per share, of which 14,101,721 shares are issued and outstanding; (v) 6,759,420 shares of Non-Voting Series E Convertible Preferred Stock, par value $0.01 per share, of which no shares are issued and outstanding; (vi) 4,757,476 shares of Series F Convertible Preferred Stock, $.01 par value per share, of which no shares are issued and outstanding; and (vii) 3,067,606 shares of Non-Voting Series G Convertible Preferred Stock, par value $0.01 per share, of which no shares are issued and outstanding. The rights, privileges and preferences of the Common Stock and the Preferred Stock are as set forth in the Certificate. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except as provided in this Agreement or disclosed on Exhibit C, (i) no subscription,



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warrant, option, convertible security or other right (contingent or otherwise)
to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

              3.3 Subsidiaries, Etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise or other Person (as defined).

              3.4 Securityholder Lists. Attached as Exhibit D is a true and complete list of the securityholders of the Company, showing the number of shares of Common Stock or other securities of the Company held by each securityholder as of the date of this Agreement and, in the case of options, warrants and other convertible securities, the exercise price thereof and the number and type of securities issuable thereunder. Except as provided in this Agreement or disclosed on Exhibit C, there are no agreements, written or oral, between the Company and any holder of its securities, or, to the best of the Company's knowledge, among any holders of its securities, relating to the acquisition (including without limitation rights of first refusal, anti-dilution or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company.

              3.5 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock and Series F Preferred or Series G Preferred (as applicable) issuable upon conversion or exchange of the Shares, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock and Series F Preferred or Series G Preferred (as applicable) issuable upon conversion or exchange of the Shares, when issued upon such conversion or exchange, will be duly and validly issued, fully paid and nonassessable. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be free and clear of


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all Security Interests (as defined below) and other restrictions other than those contemplated by the Shareholders' Agreement (as defined below) and will not have been issued in violation of the preemptive or similar rights of any Person.

              3.6 Authority; No Conflict. The execution, delivery and performance by the Company of the Transaction Agreements and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the adoption and filing of the Certificate, have been duly authorized by all necessary corporate and stockholder action. The Transaction Agreements have each been duly executed and delivered by the Company and each constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of the Transaction Agreements and the performance by the Company of the transactions contemplated thereby (including, without limitation, the adoption and filing of the Certificate) and compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, other than any of the foregoing events listed in this clause (c) which do not and will not, individually or in the aggregate, result in a Company Material Adverse Effect, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

              3.7 Consents. No consent, approval, waiver, permit, order or authorization of, or registration, qualification, designation, declaration or filing with,




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any governmental authority or any other individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person") is required on the part of the Company in connection with the execution and delivery of the Transaction Agreements, the offer, issuance, sale and delivery of the Shares, the issuance and delivery of the shares of Common Stock and Class F Preferred or Class G Preferred, as applicable, of the Company issuable upon conversion or exchange of the Shares or consummation by the Company of the other transactions to be consummated at the Closing, as contemplated by the Transaction Agreements (including, without limitation, the adoption and filing of the Certificate), except such as shall have been made or obtained prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws, all of which filings are specified in Exhibit C. Based on the representations made by each of the Purchasers in
Section 4 of this Agreement, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable federal and state securities laws.

              3.8 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, threatened, against the Company or affecting any of the Company's assets or properties, which questions the validity of the Transaction Agreements or the right of the Company to enter into and perform the transactions contemplated by the Transaction Agreements or otherwise seeks to enjoin or challenges such transactions, or which might result, either individually or in the aggregate, in a Company Material Adverse Effect.

              3.9 Financial Statements; No Undisclosed Liabilities. (a) The Company has furnished to each of the Purchasers a complete and correct copy of
(i) the audited balance sheet of the Company at June 30, 1998 and the related audited statements of operations and cash flows for the fiscal year then ended, and (ii) the unaudited balance sheet of the Company (the "Balance Sheet") at March 31, 1999 (the "Balance Sheet Date") and the related statements of operations and cash flow for the nine months then ended, (collectively, the "Financial Statements"). Except as otherwise previously disclosed to the Purchasers, the Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations and cash flows of the Company, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that the unaudited Financial Statements may not be in accordance with generally accepted accounting principles only with respect to the absence of footnotes normally contained



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therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

               (b) Since the Balance Sheet Date, except as previously disclosed to the Purchasers the Company has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than in the ordinary course of business, consistent with past practice.

              3.10 Taxes. The amount shown on the Balance Sheet as provision for taxes is sufficient in all material respects for payment of all accrued and unpaid federal, state, county, local and foreign taxes for the period then ended and all prior periods. The Company has filed or has obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid, together with any related interest, fees, penalties or other charges, with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened. The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due.

              3.11 Insurance. The Company maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

              3.12 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby.

              3.13 Absence of Changes. Since the Balance Sheet Date the business of the Company has been operated only in the ordinary course, consistent with past practice, and other than as previously disclosed to the Purchasers there has been no material adverse change in the business, operations, condition (financial or otherwise),




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or results of operations of the Company, other than changes occurring in the ordinary course of business (which ordinary course changes have not, individually or in the aggregate had a Company Material Adverse Effect); provided, however, that the Purchasers acknowledge that the Company has continued to incur losses since the Balance Sheet Date.

              3.14 Books and Records. The minute books of the Company contain complete and accurate records of all actions taken by its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete in all material respects and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

         4. Representations of the Purchasers. Each of the Purchasers severally represents and warrants to the Company as follows:

              4.1 Investment. Such Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares may be converted, for his, her or its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof; provided, however, that the Company acknowledges (i) that under certain circumstances, each of WEG VI L.P., WEG VII L.P., Leeds II L.P. and UBS Capital XV LLC ("UBS") intends, and is required pursuant to its limited partnership agreement or limited liability company agreement, to distribute the Shares held thereby and/or the shares of Common Stock issuable thereto upon conversion or exchange of such Shares to its partners or members, as the case may be, in the manner and in the proportions specified in such limited partnership agreement or limited liability company agreement and (ii) that JP Morgan Investment Corporation ("JP") and Sixty Wall Street SBIC Fund ("SW") will make transfers of such securities to each other. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

              4.2 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Except in the case of UBS or as otherwise disclosed to the Company in writing, any Purchaser which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

              4.3  Experience.  Such Purchaser has carefully reviewed the



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representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which he, she or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in finance and business that he, she or it is capable of evaluating the risks and merits of his, her or its investment in the Company and such Purchaser is able financially to bear the risks thereof.

         5. Conditions to the Obligations of the Purchasers. The obligation of each of the Purchasers to purchase Shares at the Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Closing:

              5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

              5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

              5.3 Certificates and Documents. The Company shall have delivered to the Purchasers:

                   (a) The Certificate of the Company, as in effect as of the Closing Date certified by the Secretary of State of the State of Delaware;

                   (b) A certificate, as of a recent practicable date, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware;

                   (c) By-laws of the Company, certified by its Secretary as of the Closing Date; and

                   (d) Resolutions of the Board of Directors and stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary of the Company as of the Closing Date.




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              5.4  Compliance Certificate.  The Company shall have delivered to the Purchasers a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2 and 5.3 of this Agreement.

              5.5 Conditions to Obligations of UBS. The obligation of UBS to purchase Shares at the Closing is subject to the fulfillment, or the waiver by UBS, in addition to the conditions set forth in Section 5.1 through 5.4 hereof, of the following conditions on or before the Closing.

                   (a) Shareholders' Agreement. The Second Amended and Restated Shareholders' Agreement in the form attached hereto as Exhibit E the ("Shareholders' Agreement") shall have been executed and delivered by each of the Purchasers, the Company and by such number of the Shareholders (as defined therein) as to cause it to be effective.

                   (b) Agreement with WSI Inc. UBS (or an Affiliate thereof) and WSI Inc. shall have entered into an agreement in form reasonably satisfactory to UBS (or an Affiliate thereof), pursuant to which WSI Inc. shall have agreed to appoint a nominee of UBS as one of the five members of the Company's Board of Directors entitled to be appointed by WSI Inc., as the holder of a share of the Company's Series B Common Stock.

                   (c) Legal Opinion. UBS shall have received an opinion of Hale and Dorr LLP, counsel to the Company, in the form attached as Exhibit G to this Agreement.

              5.6 Minimum Investment. Purchasers shall have tendered at the Closing aggregate consideration of not less than $29,000,000 for the purchase of the Shares.

         6. Conditions to the Obligations of the Company. The obligations of the Company under Section 1.2 of this Agreement are subject to fulfillment, or the waiver by the Company of the following conditions on or before the Closing:

              6.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchasers contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.




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              6.2  Performance.  The Purchasers shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Purchasers prior to or at the Closing.


              6.3 Shareholders' Agreement. The Shareholders' Agreement shall have been executed and delivered by each of the Purchasers, the Company and by such number of the Shareholders (as defined therein) as to cause it to be effective.

         7.   Affirmative Covenants of the Company.

              7.1 Inspection. The Company shall permit each Purchaser, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

              7.2  Financial Statements and Other Information.


                   (a) The Company shall deliver to each Major Purchaser (as defined in paragraph (c) below):

                        (i) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles;

                        (ii) within 45 days after the end of each fiscal quarter of the Company, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

                        (iii) within 45 days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year;

                        (iv) as soon as available, but in any event prior to the



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commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year;

                        (v) such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders; and

                        (vi)  with reasonable promptness, such other
information and data as such Major Purchaser may from time to time reasonably request.

                   (b) The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clauses (i), (ii) and (iii) of paragraph (a) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations and cash flows of the Company at the date thereof and for the periods covered thereby.

                   (c) For purposes of this Agreement, the term "Major Purchaser" shall mean a Purchaser purchasing not less than 400,000 Shares so long as such Purchaser continues to own not less than 200,000 Shares. For purposes of determining the number of Shares held by a Purchaser: (i) the foregoing numbers shall be adjusted for any stock splits, stock dividends, recapitalizations or similar events; (ii) Shares shall include Shares which have been converted into Common Stock so long as such Common Stock is held by such Purchaser; and (iii) Shares shall include Shares held by affiliates of such Purchaser and, with respect to a Purchaser that is a corporation or partnership, Shares distributed to and held by its shareholders and partners.

              7.3 Reservation of Common Stock and Preferred Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock and Series F Preferred or Series G Preferred, as applicable, for issuance upon conversion or exchange of all of the outstanding Shares.

              7.4 Termination of Covenants. The covenants of the Company contained in Sections 7.1 through 7.3 shall terminate, and be of no further force or effect, upon the closing of the Company's first public offering of Common Stock pursuant to an effective registration statement under the Securities Act, resulting in gross proceeds to the Company of at least $50,000,000, at a price to the public of at least $7.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and similar events).



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         8.   Transfer of Shares.

              8.1 Restricted Shares. "Restricted Shares" means (i) the Shares, (ii) the shares of Common Stock issued or issuable upon conversion of the Shares, (iii) any shares of capital stock of the Company acquired by the Purchasers pursuant to the Shareholders' Agreement, and (iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to the Shareholders' Agreement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

              8.2  Requirements for Transfer.

                   (a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                   (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser which is a corporation to a wholly owned subsidiary of such corporation, a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or a transfer by a Purchaser which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 8 to the same extent as if it were the original Purchaser hereunder, (ii) a transfer between JP and SW or
(iii) a transfer made in accordance with Rule 144 under the Securities Act.

              8.3 Legend. Each certificate representing the Shares shall bear a legend substantially in the following form:

              "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

         The foregoing legend shall be removed from the certificates representing any Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

              8.4  Legend Related to the Shareholders' Agreement.
Notwithstanding the provisions of this Section 8, any transfers of Shares shall be subject to the provisions of the Shareholders Agreement. In addition to the legend described in Section 8.3 above, each certificate representing the Shares shall bear a legend substantially in the following form:

              "The shares represented by this certificate are subject to restrictions on transfer set forth in a certain Second Amended and Restated Shareholders' Agreement between the Company and the Shareholders (as defined therein), as amended from time to time, a copy of which is available for inspection at the office of the Secretary of the Company."

         9.   Provisions Relating to Certain Investors.

              9.1 Use of Proceeds. The Company will use the proceeds from the sale of the Shares as provided in the first sentence of Section 1.3, and no portion of such proceeds shall be applied to any prohibited use described in the second sentence of Section 1.3. The Company will provide to JP and SW (the "JPM Investors") and the U.S. Small Business Administration access to its books and records for the purpose of confirming the use of the proceeds and for all other purposes required by the U.S. Small Business Administration. Upon the request of any JPM Investor at any time or from time to time, the Company will provide a certificate of its chief financial officer (or other executive officer) (a) describing the use of such proceeds and (b) certifying compliance by the Company with this Section 9 and Section 1.3.

              9.2 Non-Discrimination Compliance. The Company will at all times comply with the non-discrimination requirements of Title 13 of the United States Code of Federal Regulations Parts 112, 113 and 117.

              9.3 Information. Upon request, the Company promptly (and in any event within twenty (20) days of such request) will provide to each JPM Investor an assessment, in form and substance satisfactory to such JPM Investor, of the economic impact of its financing, specifying the full-time equivalent jobs created or retained, the impact of the financing on the Company's business, in terms of expanded revenue and profits, and on taxes paid by the business and its employees. Upon request, the Company promptly (and in any event within twenty
(20) days of such request) will furnish to each JPM Investor all information requested by it in order for it to prepare and file SBA Form 468 and any other information requested or required by any governmental agency asserting jurisdiction over such JPM Investor.

              9.4 Transfers by Certain Investors to Affiliates. The Company and each of the Purchasers hereby covenant and agree that, (i) upon the request of UBS (or UBS Capital LLC) and (ii) upon the request of a JPM Investor or UBS (or UBS Capital LLC) in connection with a proposed transfer of shares of capital stock of the Company from such JPM Investor or UBS (or UBS Capital LLC) to one or more of its Affiliates that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 225) or any successor to such regulation (UBS (or UBS Capital LLC) and any such transferee, a "Regulation Y Shareholder"), the Company and the Purchasers will take such commercially reasonable actions (including, without limitation, voting all shares of stock of the Company held by them in favor of such actions) as such JPM Investor or UBS (or UBS Capital LLC) and any such transferee may reasonably request in order to permit such Regulation Y Shareholder to comply with regulatory limitations applicable to it, including, without limitation, taking such actions as may be required in order:

                   (a) to amend this Agreement and the Shareholders' Agreement so that (x) at the election of such JPM Investor or UBS (or UBS Capital LLC), any covenant in favor of and any right afforded to such JPM Investor or UBS (or UBS Capital LLC) as applicable, shall run in favor of and be afforded to such Regulation Y Shareholder (including, without limitation, registration rights, tag-along rights, preemptive rights and informational rights), (y) the covenants and agreements contained in Sections 1.3, 9.1 and 9.2 of this Agreement and Sections 3.5, 3.11 and 4.11 of the Shareholders' Agreement shall terminate with respect to such JPM Investor or UBS (or UBS Capital LLC) and shall not apply to such Regulation Y Shareholder, and neither such JPM Investor or UBS (or UBS Capital LLC) nor such Regulation Y Shareholder shall be a party to or bound by or have the right to enforce, amend or waive such provisions and (z) such Agreements are consistent with the Regulation Y Term Sheet (as defined below); and

                   (b) to cause the Company and the Purchasers to enter into an agreement with the Regulation Y Shareholder providing for the matters referred to in the term sheet attached hereto as Exhibit F (the "Regulation Y Term Sheet");

         provided, however, that the Company does now hereby agree with UBS, and acknowledges that upon any distribution of Shares (or Common Stock issuable upon conversion or exchange thereof) by UBS to UBS Capital LLC it will agree with UBS Capital LLC to the matters provided in the Regulation Y Term Sheet. Without limiting the generality of the foregoing, in connection with any such transfer by a JPM Investor or UBS to a Regulation Y Shareholder, the Company and the Purchasers shall take such other actions and enter into such further agreements as such Investor or such Regulation Y Shareholder may reasonably request in order to permit such transfer and to permit such Regulation Y Shareholder (including UBS and UBS Capital LLC) to comply with regulatory limitations applicable to it; provided that, no Purchaser shall be obligated to take any action pursuant to this sentence which would adversely affect such Purchaser's rights under this Agreement and the Shareholders' Agreement, as the same may be amended from time to time.

         "Affiliate" of a specified Person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the person specified.

              9.5 HSR Compliance. The parties acknowledge that the Company and UBS or the appropriate Affiliate thereof currently intends to make a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the purchase by UBS of Shares. The Company will reimburse UBS or an Affiliate thereof designated by UBS for its filing fee in connection with its submission.

         10.  Miscellaneous.

              10.1 Successors and Assigns. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that neither this Agreement nor any rights or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of the Purchasers. After the Closing, a Purchaser may assign this Agreement and such Purchaser's rights hereunder, in whole or in part without the consent of the Company or any other Purchaser (i) to an Affiliate of such Purchaser, provided, an Affiliate shall only have the right to receive financial statements and reports under
Section 7.2 above if it is a transferee identified in clause (ii) below and holds at least 500,000 Shares or (ii) any other transferee of at least 25% of the Shares acquired and to be acquired by such Purchaser, provided that, all such transfers of Shares shall be subject to the Shareholders' Agreement. For the purposes of clause (ii) above, those Purchasers that are Affiliates of WSI Inc. shall be treated as one

Purchaser.

              10.2 Publicity. Except as may be required by law, the Company shall not use the name of, or make reference to, any Purchaser or any of its Affiliates in any press release or in any public manner without such Purchaser's prior written consent. Except as required in furtherance of the Company's activities or as otherwise required by law or regulation or requested by regulatory agencies, each Purchaser shall treat, and shall cause its representatives to treat, as confidential all confidential and proprietary information regarding the Company which such Purchaser receives from the Company as a Purchaser or Stockholder of the Company.

              10.3 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of 18 months following the Closing; provided, however, that the representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.5, 3.6 and 3.7 shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations.

              10.4 Brokers. Except as otherwise disclosed on Schedule 10.4 hereto, the Company and each Purchaser (i) represents and warrants to the other parties hereto that he, she or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

              10.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

              10.6 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

              10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

              10.8 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

         If to the Company, at The Edison Project Inc., 521 Fifth Avenue, 15th Floor, New York, New York 10175, Attention: President, Telecopy: (212) 419-1604, and The Edison Project Inc., First Tennessee Plaza, 800 South Gay Street, Suite 1230, Knoxville, Tennessee 37929, Attention: Secretary, Telecopy:
(423) 546-1090, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to David Sylvester, Esq., Hale and Dorr LLP, The Willard Office Building, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004, Telecopy: (202) 942-8484.

         If to a Purchaser, at the address set forth on Exhibit A for such Purchaser, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser.

         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

              10.9 Complete Agreement. This Agreement (including its Exhibits) and the Shareholders' Agreement (and in the case of UBS, together with the agreement with WSI, Inc. referred to in Section 5.5(b) constitute the entire agreement and understanding of the parties hereto with respect to the acquisition of the Shares and supersedes all prior agreements and understandings relating to such subject matter including without limitation any Response Form or other correspondence submitted by a Purchaser to the Company.

              10.10 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 75% of the shares of Common Stock issued or issuable upon conversion of the Shares. Notwithstanding the foregoing, this Agreement may be amended with the consent of the holders of less than all of the shares of Common Stock issued or issuable upon conversion of the Shares only in a manner which affects all such holders in the same fashion. Any amendment, termination or waiver effected in accordance with this Section 10.10 shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted) even if they do not execute such consent, each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

              10.11 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

              10.12 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

              10.13 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

              10.14 Expenses. The Company shall pay the reasonable fees and disbursements of counsel to the Purchasers (up to an aggregate maximum of $63,500 (including therein up to $53,500 payable to UBS or an Affiliate and up to $10,000 payable to JP or an Affiliate)), in connection with the preparation of this Agreement and the other agreements contemplated hereby and the closing of the transactions contemplated hereby.

         EXECUTED as of the date first written above.

                                        COMPANY:

                                        THE EDISON PROJECT, INC.


                                        By: /s/ H. Christopher Whittle
                                           ------------------------------

                                        PURCHASERS:

                                        WEG VI L.P.

                                        By WSI Inc., its General Partner


                                         By: /s/ H. Christopher Whittle
                                           ------------------------------
                                         Name: H. Christopher Whittle
                                         Title:   President


                                         WEG VII L.P.

                                         By WSI Inc., its General Partner



                                         By: /s/ H. Christopher Whittle
                                           ------------------------------
                                         Name:  H. Christopher Whittle
                                         Title:    President

                                        LEEDS II L.P.

                                        By Leeds Associates L.L.C., its General
                                        Partner


                                        By: /s/ Jeffrey T. Leeds
                                           ------------------------------
                                        Name:  Jeffrey T. Leeds
                                        Title: Member


                                        J.P. MORGAN INVESTMENT
                                        CORPORATION


                                        By: /s/ John B. Fullerton
                                           ------------------------------
                                        Name: John B. Fullerton
                                        Title: Managing Director



                                        SIXTY WALL STREET SBIC FUND, L.P.
                                        By:  Sixty Wall Street SBIC Corporation



                                        By: /s/ John B. Fullerton
                                           ------------------------------
                                        Name: John B. Fullerton
                                        Title: Managing Director



                                        INVESTOR INVESTMENTS AB


                                        By: /s/ M. Wallburg
                                           ------------------------------
                                        Name:
                                        Title:

                                        GREENWOOD PARTNERS

                                        By: /s/ Arnold Mullen
                                           ------------------------------
                                           Arnold Mullen, its General Partner



                                        FORUM PARTNERS


                                        By: /s/ Arnold Mullen
                                           ------------------------------
                                           Arnold Mullen, its General Partner



                                        UBS CAPITAL XV LLC


                                         By: /s/ Charles Moore   /s/ Marc Unger
                                           ------------------------------------
                                         Name:  Charles Moore   Marc Unger
                                         Title: Principal       Principal

                                   EXHIBIT A



                               List of Purchasers



     Name and Address                  No. of Shares of                Aggregate
       of Purchaser                   Series F Preferred             Purchase Price
---------------------------     ----------------------------    ----------------------
J.P. Morgan Investment
Corporation
60 Wall Street
14th Floor
New York, NY 10260-0060
Attention:  John B. Fullerton
and J. Edmund Colloton, Esq.                      395,280               $2,430,972.00

Sixty Wall Street SBIC Fund,
L.P.
60 Wall Street
14th Floor
New York, NY  10260-0060
Attention:  John B. Fullerton
and J. Edmund Colloton, Esq.                       98,820                 $607,743.00

Investor Investments AB
10 Hill Street
London WIX 7FU                                    494,100               $3,038,715.00

WEG VII L.P.
First Tennessee Plaza
800 South Gay Street
Suite 1230
Knoxville, TN 37292
Attention:  Laura Eshbaugh
Telecopy:  (423) 546-1090                         441,069               $2,712,574.35

Forum Partners
c/o Arnold Mullen
Brownwood Partners, LP
PFP Associates
1601 Forum Place, Suite 905
W. Palm Beach, FL 33401-8105
Telecopy:  (561) 684-2168                          20,496                 $126,050.40

Greenwood Partners
c/o Arnold Mullen
Brownwood Partners, LP
PFP Associates
1601 Forum Place, Suite 905
W. Palm Beach, FL 33401-8105
Telecopy:  (561) 684-2168                          61,491                 $378,169.65

UBS Capital XV LLC
c/o UBS Capital LLC
299 Park Avenue
New York, NY 10710
Attention:  Charles Delaney
Telecopy:  (212) 821-6333                       2,573,098*             $15,824,552.70

WEG VI L.P.
First Tennessee Plaza
800 South Gay Street
Suite 1230
Knoxville, TN 37292
Attention:  Laura Eshbaugh
Telecopy:  (423) 546-1090                         446,011               $2,742,967.65

Leeds II L.P.
Leeds Group Inc.
660 Madison Avenue
15th Floor
New York, NY 10021
Attention:  Robert A. Bernstein
Telecopy:  (212) 835-2020                         227,111               $1,396,732.65

         TOTAL                                  4,757,476              $29,258,477.40


--------------------------
* 800,000 of such shares are to be issued as Series G Preferred rather than as Series F Preferred.